AGREEMENT AND PLAN OF MERGER

                                      AMONG

                    IMAGINON, INC. (A CALIFORNIA CORPORATION)

                                       AND

              CALIFORNIA PRO SPORTS, INC. (A DELAWARE CORPORATION)

                                       AND

              IMAGINON ACQUISITION CORP. (A CALIFORNIA CORPORATION)

                             AS OF JANUARY 30, 1998

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         This Agreement and Plan of Merger (the  "Agreement")  is made as of the
30th day of January, 1998, among California Pro Sports, Inc., a Delaware corporation ("Cal Pro"); ImaginOn Acquisition Corp., a California corporation (the "Merger Subsidiary"), which is wholly owned by Cal Pro; and ImaginOn, Inc., a California corporation ("ImaginOn").

W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of Cal Pro, the Merger Subsidiary and ImaginOn each have determined that it is in the best interests of their respective stockholders for Cal Pro to acquire ImaginOn through the merger of Merger Subsidiary with and into the ImaginOn upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

                                    ARTICLE 1

                                   The Merger

         1.1  MERGER.   In  accordance  with  the  provisions  of  the  business
corporation laws of the State of California at the Effective Date (as hereinafter defined), Merger Subsidiary shall be merged (the "Merger") into ImaginOn, as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Articles 6 and 7. Following the Merger, ImaginOn shall continue as the surviving corporation (the "Surviving Corporation") and shall continue to be governed by the laws of the State of California.

         1.2 CONTINUING OF CORPORATE EXISTENCE. Except as may otherwise be set forth herein, the corporate existence and identity of ImaginOn, with all its purposes, powers, franchises, privileges, rights and immunities, shall continue unaffected and unimpaired by the Merger, and the corporate existence and identity of Merger Subsidiary, with all its purposes, powers, franchises, privileges, rights and immunities, at the Effective Date shall be merged with and into that of ImaginOn, and ImaginOn shall be vested fully therewith and the separate corporate existence and identity of Merger Subsidiary shall thereafter cease except to the extent continued by statute.

         1.3 EFFECTIVE DATE. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of California pursuant to the provisions of the California General Corporation Law. The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Date".

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         1.4 CORPORATE GOVERNANCE OF THE SURVIVING CORPORATION.

             (a) The Certificate of Incorporation of ImaginOn, as in effect on the Effective Date, shall continue in full force and effect and shall be the Certificate of Incorporation of the Surviving Corporation.

             (b) The Bylaws of ImaginOn, as in effect as of the Effective Date, shall continue in full force and effect and shall be the Bylaws of the Surviving Corporation.

             (c) The members of the Board of Directors of the Surviving Corporation shall be the persons holding such office in ImaginOn as of the Effective Date.

             (d) The officers of the Surviving Corporation shall be the persons holding such offices in ImaginOn as of the Effective Date.

         1.5 RIGHTS AND LIABILITIES OF THE SURVIVING CORPORATION. The Surviving Corporation shall have the following rights and obligations:

             (a) The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the laws of the State of California.

             (b) The title to all real estate and other property owned by each of ImaginOn and the Merger Subsidiary shall be, at the Effective Date, transferred to and vested in the Surviving Corporation without reversion or impairment; and such transfer to and vesting in the Surviving Corporation shall be deemed to occur by operation of law, and no consent or approval of any other person shall be required in connection with any such transfer or vesting unless such consent or approval is specifically required in the event of merger by law or by express provision in any contract, agreement, decree, order, or other instrument to which ImaginOn or the Merger Subsidiary is a party or by which it is bound.

             (c) At the Effective Date, the Surviving Corporation shall thenceforth have all liabilities of ImaginOn and the Merger Subsidiary, and any proceeding pending against ImaginOn or the Merger Subsidiary may be continued as if the Merger did not occur or the Surviving Corporation may be substituted in the proceeding for the Merger Subsidiary.

         1.6 CLOSING. Consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of ImaginOn located at 864 Laurel Street, 2nd Floor, San Carlos, California, commencing at 10:00 a.m., local time, as soon as practicable after the last to be fulfilled or waived of the conditions set forth in Articles 6 and 7 or at such other place, time and date as shall be fixed by mutual agreement between Cal Pro and ImaginOn. The day on which the Closing shall occur is referred to herein as the "Closing Date."


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Each party will cause to be prepared,  executed and delivered the Certificate of
Merger to be filed with the Secretary of State of California and all other appropriate and customary documents as any party or its counsel may reasonably request for the purpose of consummating the transactions contemplated by this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

         1.7 TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.


                                    ARTICLE 2

                   Conversion of Shares; Treatment of Options

         2.1 CONVERSION OF SHARES. At the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof:

             (a) Except as noted on Exhibit 2.1, the holders of ImaginOn common stock, par value $.001 per share (the "ImaginOn Common Stock") shall hold 60% of the post-Merger issued and outstanding Cal Pro common stock, par value $.01 per share (the "Cal Pro Common Stock"). Consequently, the ImaginOn Common Stock outstanding immediately prior to the Effective Date (the "Converted Shares") shall as of the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent 16,789,205 shares of issued and outstanding Cal Pro Common Stock. To the extent that the proceeds from the sale by Cal Pro of its interest in USA Skate Corporation to a third party (the "USA Transaction") are not available to ImaginOn or the Surviving Corporation in the form of a loan, working capital or otherwise, then the number of shares of Cal Pro Common Stock to be issued to holders of ImaginOn Common Stock shall be adjusted so that they receive additional shares equal to 1.5 times the number of shares attributable to the proceeds from the USA Transaction which are not available to ImaginOn or the Surviving Corporation.

             (b) Each share of Common Stock, $.01 par value, of the Merger Subsidiary which shall be outstanding immediately prior to the Effective Date shall at the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of newly issued Cal Pro Common Stock.

         2.2 FRACTIONAL SHARES. No scrip or fractional shares of Cal Pro Common Stock shall be issued in the Merger. All fractional shares of Cal Pro Common Stock to which a holder of ImaginOn Common Stock immediately prior to the Effective Date would otherwise be entitled at the Effective Date shall be aggregated. If a fractional share results from such aggregation, such stockholder shall be entitled, after the later of (a) the Effective Date or (b) the surrender of such stockholder's "Certificate" (as defined in Section 2.5) or Certificates that represent such shares of ImaginOn Common Stock, to receive from Cal Pro an amount in cash in lieu of such fractional share. The amount of such cash payment shall be equal to such fractional proportion of the "Average Closing Price" of Cal Pro's common stock, $0.01 par value ("Cal Pro Common Stock"). Cal Pro will make available to the "Exchange Agent" (as defined in
Section 2.5) the cash  necessary  for the purpose of paying cash for  fractional

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shares.  For purposes of this Agreement,  "Average Closing Price" shall mean the average per share closing price of Cal Pro Common Stock as reported on the Nasdaq SmallCap Market ("NSM") over the 20 trading days immediately preceding the fifth trading day prior to the Effective Date.

         2.3 STOCK OPTIONS AND WARRANTS.

             (a) Except as set forth on Schedule 2.3, there are no options, warrants or convertible securities outstanding entitling the holder thereof to purchase Cal Pro capital stock.

             (b) At the Effective Date, all options and warrants (collectively the "Options") then outstanding to acquire shares of ImaginOn Common Stock shall remain outstanding following the Effective Date and such Options shall, by virtue of the Merger and without any further action on the part of ImaginOn or the holder of any such Option, be assumed by Cal Pro in accordance with the terms and conditions of the Options, except that (A) each such Option shall be exercisable in accordance with its terms for that whole number of shares of Cal Pro Common Stock (rounded to the nearest whole share) into which the number of shares of ImaginOn Common Stock subject to such Option immediately prior to the Effective Date would be converted under Section 2.1 at an exercise price per share of Cal Pro Common Stock (rounded to the nearest cent) equal to the exercise price per share of ImaginOn Common Stock applicable to such Option divided by the exchange ratio as finally determined by the parties; (B) all actions to be taken thereunder by the Board of Directors of ImaginOn or a committee thereof shall be taken by the Board of Directors of Cal Pro or a committee thereof; and
         (C) no payment shall be made for fractional interests. From and after the date of this Agreement, no additional options shall be granted by ImaginOn.

             (c) It is intended that the assumed Options, as set forth herein, shall not give to any holder thereof any benefits in addition to those which such holder had prior to the assumption of the Option. Cal Pro shall take all necessary corporate action necessary to reserve for issuance a sufficient number of shares of Cal Pro Common Stock for delivery upon exercise of the Options.

         2.4 EXCHANGE AGENT.

             (a) Cal Pro shall authorize Corporate Stock Transfer to serve as exchange agent hereunder (the "Exchange Agent"). Promptly after the Effective Date, Cal Pro shall deposit or shall cause to be deposited in trust with the Exchange Agent the aggregate of the following: (i) the Merger Consideration with respect to each Converted Share; and (ii) cash sufficient to pay for fractional shares then known to Cal Pro, if applicable (such cash amounts and certificates being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions received from Cal Pro, pay the Merger

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         Consideration  with respect to such Converted Shares as provided for in this Article 2 out of the Exchange Fund. Any cash needed from time to time by the Exchange Agent to make payments for fractional shares shall be provided by Cal Pro and shall become part of the Exchange Fund. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement, or as otherwise agreed to by Cal Pro, the Merger Subsidiary and ImaginOn prior to the Effective Date.

             (b) As soon as practicable after the Effective Date, the Exchange Agent shall mail and otherwise make available to each record holder who, as of the Effective Date, was a holder of an outstanding certificate or certificates which immediately prior to the Effective Date represented shares of the Converted Shares (the "Certificates") a form of letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor and conversion thereof, which letter of transmittal shall comply with all applicable rules of the NSM.

             (c) Delivery of Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and the form of letter of transmittal shall so reflect. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor one or more certificates as requested by the holder (properly issued, executed and countersigned, as appropriate) representing that number of whole shares of Cal Pro Common Stock to which such holder of ImaginOn Common Stock shall have become entitled pursuant to the provisions of this Article 2, and the Certificate so surrendered shall forthwith be canceled.

             (d) Cal Pro shall pay any transfer or other taxes required by reason of the issuance of a certificate representing shares of Cal Pro Common Stock; provided, however, that such certificate is issued in the name of the person in whose name the Certificate surrendered in exchange therefor is registered. If any portion of the consideration to be received pursuant to this Article 2 upon exchange of a Certificate is to be issued or paid to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such issuance and payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Cal Pro Common Stock to such other person, or establish to the satisfaction of the Exchange Agent that such tax has been paid or that no such tax is applicable. From the Effective Date until surrender in accordance with the provisions of this Section 2.5, each Certificate shall represent for all purposes only the right to receive the consideration provided in Sections 2.1 and 2.2. No dividends that are otherwise payable on Cal Pro Common Stock will be paid to persons entitled to receive Cal Pro Common Stock until such persons surrender their Certificates. After such surrender, there shall be paid to the person in whose name Cal Pro Common Stock shall be issued any dividends on such Cal Pro Common Stock that shall have a record date on or after the Effective Date and prior to such surrender. In no event shall the persons entitled to receive

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         surrender.  In no event  shall the  persons  entitled  to receive  such dividends be entitled to receive interest on such dividends. All payments in respect of shares of ImaginOn Common Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.

             (e)  In  the  case  of  any  lost,  mislaid,  stolen  or  destroyed
         Certificates, the holder thereof may be required, as a condition precedent to the delivery to such holder of the consideration described in this Article 2, to deliver to Cal Pro a bond, in such reasonable sum as Cal Pro may direct, or other form of indemnity satisfactory to Cal Pro, as indemnity against any claim that may be made against the Exchange Agent, Cal Pro or the Surviving Corporation with respect to the Certificate alleged to have been lost, mislaid, stolen or destroyed.

             (f) After the Effective Date, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of ImaginOn Common Stock that were outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the consideration described in this Article 2.

         2.5 ADJUSTMENT. If, between the date of this Agreement and the Closing Date or the Effective Date, as the case may be, the outstanding shares of ImaginOn Common Stock or Cal Pro Common Stock shall have been changed into a different number of shares or a different class by reason of any classification, recapitalization, split-up, combination, exchange of shares, or readjustment or a stock dividend thereon shall be declared with a record date within such period, then the consideration to be received pursuant to Section 2.1(a) hereof by the holders of shares of ImaginOn Common Stock shall be adjusted to accurately reflect such change.

         2.6 STATUS OF CAL PRO SECURITIES. The shares of Cal Pro Common Stock being issued in the Merger are "restricted securities" as defined in Rule 144 under the Securities Act (the "Rule"), and (unless registered for resale or some other exemption from registration, are available for any transfer) the Cal Pro Common Stock must be held for a minimum of one year following the Merger, and thereafter Cal Pro Common Stock may be sold in only limited amounts in a specified manner in accordance with the terms and conditions of the Rule, if the Rule is applicable (there being no representation by Cal Pro that it will be applicable). In case the Rule is applicable, any sales of Cal Pro Common Stock may be made only pursuant to an effective registration statement or an available exemption from registration. Cal Pro will cause its stock transfer agent to reflect such restrictions in Cal Pro's stock transfer books and to place an appropriate restrictive legend or legend on any certificates evidencing the Cal Pro Common Stock and any certificates issued in replacement or exchange therefor. The Rule 144 holding period for the Cal Pro Common Stock will begin on the Effective Date. Cal Pro has no intention of registering Cal Pro Common Stock.

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                                    ARTICLE 3

                   Representations and Warranties of ImaginOn

         ImaginOn represents and warrants to Cal Pro and the Merger Subsidiary that the statements contained in Article 3 are true and correct in all material respects, except as set forth on the schedules attached hereto.

         3.1  ORGANIZATION  AND  GOOD  STANDING  OF  IMAGINON.   ImaginOn  is  a
corporation duly organized, validly existing and in good standing under the laws of California.

         3.2 NO SUBSIDIARIES OR INVESTMENTS. ImaginOn owns no equity or debt interest in any subsidiary corporation, limited liability company, partnership or other business entity.

         3.3 FOREIGN QUALIFICATION. ImaginOn is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction where the failure so to qualify would have a material adverse effect (a "ImaginOn Material Adverse Effect") on (a) the business, operations, assets or financial condition of ImaginOn or (b) the validity or enforceability of, or the ability of ImaginOn to perform its obligations under, this Agreement. ImaginOn is qualified to do business in no state other than California.

         3.4 COMPANY POWER AND AUTHORITY. ImaginOn has the corporate or company power and authority to own, lease and operate its properties and assets and to carry on its business as currently being conducted. ImaginOn has the corporate power and authority to execute and deliver this Agreement and, subject to the approval of this Agreement and the Merger by its stockholders, to perform its obligations under this Agreement and to consummate the Merger. The execution, delivery and performance by ImaginOn of this Agreement has been duly authorized by all necessary corporate action.

         3.5 BINDING EFFECT. This Agreement has been duly executed and delivered by ImaginOn and is the legal, valid and binding obligation of ImaginOn enforceable in accordance with its terms except that:

             (a) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights;

             (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and

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             (c) rights to  indemnification  may be limited by considerations of public policy.

         3.6 ABSENCE OF RESTRICTIONS AND CONFLICTS. The execution, delivery and performance of this Agreement and the consummation of the Merger and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Certificate of Incorporation or Bylaws of ImaginOn, (ii) any "Material Contract" (as defined in Section 3.13), (iii) any judgment, decree or order of any court or governmental authority or agency to which ImaginOn is a party or by which ImaginOn or any of its properties is bound, or (iv) any statute, law, regulation or rule applicable to ImaginOn other than such violations, conflicts, breaches or defaults which would not have an ImaginOn Material Adverse Effect. Except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of California, compliance with the applicable requirements of the Securities Act, Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to ImaginOn is required in connection with the execution, delivery or performance of this Agreement by ImaginOn or the consummation of the transactions contemplated hereby.

         3.7 CAPITALIZATION OF IMAGINON.

             (a) The capitalization of ImaginOn is set forth on Schedule 3.7(a).

             (b) All of the issued and outstanding shares of ImaginOn Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

             (c) There are no voting trusts, stockholder agreements or other voting arrangements by the stockholders of ImaginOn.

             (d) There is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating ImaginOn to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of ImaginOn.

         3.8 IMAGINON INFORMATION. ImaginOn has made or will make available to Cal Pro and the Merger Subsidiary all information that ImaginOn has available (including all tax returns, financial statements given to any other person, contracts, payroll schedules, financial books and records), and all other information ImaginOn, its business, its customers, its management, and its financial condition which Cal Pro may have requested (all such information being referred to herein as the "ImaginOn Information"). As of their respective dates,

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the ImaginOn Information did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.9 FINANCIAL STATEMENTS AND RECORDS OF IMAGINON. ImaginOn has made available to Cal Pro and the Merger Subsidiary true, correct and complete copies of the following financial statements (the "ImaginOn Financial Statements"). The consolidated financial statements of ImaginOn and its subsidiaries as of December 31, 1996 and 1997 and for the years then ended, including the notes thereto, in each case examined by and accompanied by the report of Murdock & Assoc. (collectively, the "ImaginOn Year-End Statements").

         The ImaginOn Year-End Statements have been prepared from, and are in accordance with, the books and records of ImaginOn and present fairly, in all material respects, the financial position of ImaginOn as of the dates thereof and the results of operations and cash flows thereof for the periods then ended, in each case in conformity with generally accepted accounting principles, consistently applied, except as noted therein. Adequate reserves are set forth on the ImaginOn Year-End Statements, and the amount of such reserves are reasonable. The books and records of ImaginOn have been and are being maintained in accordance with good business practice, reflect only valid transactions, are complete and correct in all material respects and present fairly in all material respects the basis for the financial position and results of operations of ImaginOn as set forth on the ImaginOn Year Statements.

         3.10 ABSENCE OF CERTAIN CHANGES. Since December 31, 1997, ImaginOn has not, except as otherwise set forth in the ImaginOn Information or the ImaginOn Financial Statements:

             (a) suffered any adverse change in the business, operations, assets, or financial condition, except for such changes that would not result in an ImaginOn Material Adverse Effect;

             (b) suffered any material damage or destruction to or loss of the assets of ImaginOn, whether or not covered by insurance, which property or assets are material to the operations or business of ImaginOn;

             (c) settled, forgiven, compromised, canceled, released, waived or permitted to lapse any material rights or claims other than in the ordinary course of business;

             (d) entered into or terminated any Material Contract or agreed or made any changes in any Material Contract, other than renewals or extensions thereof and leases, agreements, transactions and commitments entered into or terminated in the ordinary course of business;

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             (e) written up,  written  down or written off the book value of any material amount of assets other than in the ordinary course of business;

             (f) declared, paid or set aside for payment any dividend or distribution with respect to ImaginOn's capital stock;

             (g) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of ImaginOn's capital stock or securities or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights outstanding as of the date of this Agreement;

             (h) increased the compensation of or paid any bonuses to any employees or contributed to any employee benefit plan, other than in accordance with established policies, practices or requirements and as provided in Section 5.1 hereof;

             (i)  entered  into  any  employment,   consulting  or  compensation
         agreement with any person or group, except for agreements which would not have an ImaginOn Material Adverse Effect;

             (j) entered into any collective bargaining agreement with any person or group;

             (k) entered into, adopted or amended any employee benefit plan; or

             (l) entered into any agreement to do any of the foregoing.

         3.11 NO MATERIAL UNDISCLOSED LIABILITIES. There are no liabilities or obligations of ImaginOn of any nature, whether absolute, accrued, contingent, or otherwise, other than:

             (a) the liabilities and obligations that are reflected, accrued or reserved against on the ImaginOn Financial Statements, or referred to in the footnotes thereto, or incurred in the ordinary course of business and consistent with past practices since December 31, 1997; or

             (b) liabilities and obligations which in the aggregate would not result in an ImaginOn Material Adverse Effect.

         3.12 TAX RETURNS; TAXES. ImaginOn has duly filed all U.S. federal and material state, county, local and foreign tax returns and reports required to be filed by it and all such returns and reports are correct in all material respects; have either paid in full all taxes that have become due and any interest and penalties with respect thereto or have fully accrued on its books or have established adequate reserves for all taxes payable but not yet due; and have made cash deposits with appropriate governmental authorities representing estimated required payments of taxes. No extension or waiver of any statute of limitations or time within which to file any return has been granted to or

30698_8
requested by ImaginOn with respect to any tax. No unsatisfied deficiency, delinquency or default for any tax, assessment or governmental charge has been claimed, proposed or assessed against ImaginOn, nor has ImaginOn received notice of any such deficiency, delinquency or default. ImaginOn has no material tax liabilities other than those reflected on the ImaginOn Financial Statements and those arising in the ordinary course of business since the date thereof. ImaginOn will make available to Cal Pro true, complete and correct copies of ImaginOn's tax returns. There is no dispute or claim concerning any tax liability of ImaginOn or any of its subsidiaries either: (a) raised by any taxing authority in writing; (b) as to which ImaginOn has received notice concerning a potential audit of any return filed by ImaginOn; and (c) there is no outstanding audit or pending audit of any tax return filed by ImaginOn, except as set forth on Schedule 3.12.

         3.13 MATERIAL CONTRACTS. ImaginOn has furnished or made available to Cal Pro accurate and complete copies of the Material Contracts (as defined herein) applicable to ImaginOn. Except as set forth on Schedule 3.13, there is not under any of the Material Contracts any existing breach, default or event of default by ImaginOn nor any event that with notice or lapse of time or both would constitute a breach, default or event of default by ImaginOn other than breaches, defaults or events of default which would not have an ImaginOn Material Adverse Effect nor does ImaginOn know of, and ImaginOn has not received notice of, or made a claim with respect to, any breach or default by any other party thereto which would, severally or in the aggregate, have an ImaginOn Material Adverse Effect. As used herein, the term "Material Contracts" shall mean all contracts and agreements providing for expenditures or commitments by ImaginOn in excess of $10,000 over more than a 12-month period.

         3.14 LITIGATION AND GOVERNMENT CLAIMS. There is no pending suit, claim, action or litigation, or administrative, arbitration or other proceeding or governmental investigation or inquiry against ImaginOn to which its business or assets are subject which would, severally or in the aggregate, reasonably be expected to result in an ImaginOn Material Adverse Effect nor have any such proceedings been threatened or contemplated. ImaginOn is not subject to any judgment, decree, injunction, rule or order of any court, or, to the knowledge of ImaginOn, any governmental restriction applicable to ImaginOn which is reasonably likely (i) to have an ImaginOn Material Adverse Effect or (ii) to cause a material limitation on Cal Pro's ability to operate the business of ImaginOn (as it is currently operated) after the Closing.

         3.15 COMPLIANCE WITH LAWS. ImaginOn has all material authorizations, approvals, licenses and orders to carry on its business as it is now being conducted, to own or hold under lease the properties and assets it owns or hold under lease and to perform all of its obligations under the agreements to which it is a party, except for instances which would not have a ImaginOn Material Adverse Effect. ImaginOn has been and is, to the knowledge of ImaginOn, in compliance with all applicable laws (including those related to environmental matters referenced in the ImaginOn Information), regulations and administrative orders of any country, state or municipality or of any subdivision of any

30698_8
thereof to which its business and its employment of labor or its use or occupancy of properties or any part hereof are subject, the violation of which would have a ImaginOn Material Adverse Effect.

         3.16 EMPLOYEE BENEFIT PLANS. ImaginOn has no employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         3.17 EMPLOYMENT AGREEMENTS; LABOR RELATIONS.

             (a) Schedule 3.16 sets forth a complete and accurate list of all material employee benefit or compensation plans, agreements and arrangements to which ImaginOn is a party and which is not disclosed in the ImaginOn Information, including without limitation (i) all severance, employment, consulting or similar contracts, (ii) all material agreements and contracts with "change of control" provisions or similar provisions and (iii) all indemnification agreements or arrangements with directors or officers.

             (b) ImaginOn is in compliance in all material respects with all laws (including Federal and state laws) respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice.

         3.18 INTELLECTUAL PROPERTY. ImaginOn owns or has valid, binding and enforceable rights to use all material patents, trademarks, trade names, service marks, service names, copyrights, applications therefor and licenses or other rights in respect thereof ("Intellectual Property") used or held for use in connection with the business of ImaginOn, without any known conflict with the rights of others, except for such conflicts as do not have an ImaginOn Material Adverse Effect. ImaginOn has not received any notice from any other person pertaining to or challenging the right of ImaginOn to use any Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used or licensed to ImaginOn, except with respect to rights the loss of which, individually or in the aggregate, would not have an ImaginOn Material Adverse Effect.

         3.19  PROPERTIES AND RELATED MATTERS.  ImaginOn owns no real estate.

         3.20 BROKERS AND FINDERS. Neither ImaginOn, nor to ImaginOn's knowledge, any of its officers, directors and employees has employed any broker, finder or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated hereby. ImaginOn is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

30698_8

                                    ARTICLE 4

                    Representations and Warranties of Cal Pro
                            and the Merger Subsidiary

         Cal Pro and the Merger Subsidiary represent and warrant to ImaginOn that the statements contained in Article 4 are true and correct in all material respects. As used in this Article 4 and elsewhere in this Agreement, the phrase "to Cal Pro's or the Merger Subsidiary's knowledge" or "to Cal Pro's or the Merger Subsidiary's actual knowledge" shall mean to the knowledge of the officer of Cal Pro or the Merger Subsidiary who has the principal responsibility for the matter being stated.

         4.1 ORGANIZATION AND GOOD STANDING. Each of Cal Pro, the Merger Subsidiary and all corporations, partnerships and other entities in which Cal Pro owns any equity interest (the "Cal Pro Subsidiaries" which includes the Merger Subsidiary) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. All shares of capital stock or other equity interests of each of the material Cal Pro Subsidiaries are owned by Cal Pro, either directly or indirectly, free and clear of all material liens, encumbrances, equities or claims.

         4.2 FOREIGN QUALIFICATION. Cal Pro and each of the Cal Pro Subsidiaries are duly qualified or licensed to do business and are in good standing as a foreign corporation in every jurisdiction where the failure so to qualify would have a material adverse effect (a "Cal Pro Material Adverse Effect") on (a) the business, operations, assets or financial condition of Cal Pro and the Cal Pro Subsidiaries taken as a whole or (b) the validity or enforceability of, or the ability of Cal Pro to perform its obligations under, this Agreement.

         4.3 CORPORATE POWER AND AUTHORITY. Cal Pro and the Cal Pro Subsidiaries have the corporate power and authority and all material licenses and permits to own, lease and operate their respective properties and assets and to carry on their respective businesses as currently being conducted. Each of Cal Pro and the Merger Subsidiary has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the Merger. The execution, delivery and performance by Cal Pro and the Merger Subsidiary of this Agreement has been duly authorized by all necessary corporate action.

         4.4 BINDING EFFECT. This Agreement has been duly executed and delivered by Cal Pro and the Merger Subsidiary and is the legal, valid and binding obligations of Cal Pro and the Merger Subsidiary, enforceable in accordance with its terms except that:

             (a) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights;

30698_8

             (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and

             (c) rights to indemnification may be limited by considerations of public policy.

         4.5 ABSENCE OF RESTRICTIONS AND CONFLICTS. The execution, delivery and performance of this Agreement and the consummation of the Merger and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Certificate of Incorporation or Bylaws of Cal Pro or the Merger Subsidiary, (ii) any "Cal Pro Material Contract" (as defined in Section 4.12), (iii) any judgment, decree or order of any court or governmental authority or agency to which Cal Pro or any of the Cal Pro Subsidiaries is a party or by which Cal Pro or any of the Cal Pro Subsidiaries or any of their respective properties is bound, or (iv) any statute, law, regulation or rule applicable to Cal Pro or any of the Cal Pro Subsidiaries other than such violations, conflicts, breaches or defaults as would not have a Cal Pro Material Adverse Effect. Except for the filing of the Certificate of Merger with the Secretary of State of California, compliance with the Securities Act, the Exchange Act and applicable state securities laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to Cal Pro or the Cal Pro Subsidiaries is required in connection with the execution, delivery or performance of this Agreement by Cal Pro or the consummation of the transactions contemplated hereby.

         4.6 CAPITALIZATION OF CAL PRO.

             (a) The capitalization of Cal Pro is set forth on Schedule 4.6(a). All of the issued and outstanding shares of Cal Pro Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable.

             (b) All of the issued and outstanding shares of Cal Pro Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

             (c) The shares of Cal Pro Common Stock to be issued in the Merger will be duly authorized and validly issued and will be fully paid, nonassessable shares of Cal Pro Common Stock free of preemptive rights.

             (d) The shares of Cal Pro Common Stock to be issued upon the conversion of the Cal Pro Preferred Stock will be duly authorized and validly issued and will be fully paid, nonassessable shares of Cal Pro Common Stock free of preemptive rights.

             (e) To Cal Pro's knowledge, there are no voting trusts, stockholder agreements or other voting arrangements by the stockholders of Cal Pro.

30698_8

             (f) Except as set forth in subsection (a) above, there is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating Cal Pro or its subsidiaries to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of Cal Pro.


         4.7 CAL PRO SEC REPORTS. Cal Pro has made available to ImaginOn (i) Cal Pro's Annual Reports on Form 10-K, including all exhibits filed thereto and items incorporated therein by reference, (ii) Cal Pro's Quarterly Reports on Form 10-Q, including all exhibits thereto and items incorporated therein by reference, (iii) proxy statements relating to Cal Pro's meetings of stockholders and (iv) all other reports or registration statements (as amended or supplemented prior to the date hereof), filed by Cal Pro with the Securities and Exchange Commission ("SEC") since January 1, 1996, including all exhibits thereto and items incorporated therein by reference (items (i) through (iv) being referred to as the "Cal Pro SEC Reports"). As of their respective dates, Cal Pro SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 1996, Cal Pro has filed all material forms (and necessary amendments), reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, each of which complied as to form, at the time such form, report or document was filed, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder.

         4.8 FINANCIAL  STATEMENTS  AND  RECORDS  OF CAL PRO.   Cal Pro has made
available to ImaginOn true, correct and complete copies of the following financial statements (the "Cal Pro Financial Statements"):

             (a) the consolidated balance sheets of Cal Pro and its consolidated subsidiaries as of December 31, 1995 and 1996, and the consolidated statements of income, stockholders' equity and cash flows for the fiscal years then ended, including the notes thereto, in each case examined by and accompanied by the report of Gelfond Hochstadt Pangburn & Co.; and

             (b) the unaudited balance sheet of Cal Pro as of December 31, 1997 (the "Cal Pro Balance Sheet"), with any notes thereto, and the related unaudited statement of income for the fiscal quarter then ended (collectively, the "Cal Pro Quarterly Statements") as set forth on
         Schedule 4.8(b).

         The Cal Pro Financial Statements present fairly, in all material respects, the financial position of Cal Pro as of the dates thereof and

30698_8
         the results of operations and changes in financial position thereof for the periods then ended, in each case in conformity with generally accepted accounting principles, consistently applied, except as noted therein. Since December 31, 1997, there has been no change in accounting principles applicable to, or methods of accounting utilized by, Cal Pro, except as noted in the Cal Pro Financial Statements. The books and records of Cal Pro have been and are being maintained in accordance with good business practice, reflect only valid transactions, are complete and correct in all material respects, and present fairly in all material respects the basis for the financial position and results of operations of Cal Pro set forth in the Cal Pro Financial Statements.

         4.9 ABSENCE OF CERTAIN CHANGES. Since December 31, 1997, Cal Pro has not, except as otherwise set forth in the Cal Pro SEC Reports or on Schedule 4.9:

             (a) suffered any adverse change in the business, operations, assets, or financial condition except for such changes that would not have a Cal Pro Material Adverse Effect;

             (b) suffered any material damage or destruction to or loss of the assets of Cal Pro or any of the Cal Pro Subsidiaries, whether or not covered by insurance, which property or assets are material to the operations or business of Cal Pro and its subsidiaries taken as a whole;

             (c) settled, forgiven, compromised, canceled, released, waived or permitted to lapse any material rights or claims other than in the ordinary course of business;

             (d) entered into or terminated any Material Contract or agreed or made any changes in any Material Contract, other than renewals or extensions thereof and leases, agreements, transactions and commitments entered into or terminated in the ordinary course of business;

             (e) written up, written down or written off the book value of any material amount of assets other than in the ordinary course of business;

             (f) declared, paid or set aside for payment any dividend or distribution with respect to Cal Pro's capital stock;

             (g) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of Cal Pro's capital stock or securities (other than shares issued upon exercise of the Cal Pro Options) or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights outstanding as of the date of this Agreement;

30698_8

             (h) increased the compensation of or paid any bonuses to any employees or contributed to any employee benefit plan, other than in accordance with established policies, practices or requirements and as provided in Section 5.2 hereof;

             (i)  entered  into  any  employment,   consulting  or  compensation
         agreement with any person or group, except for agreements which would not have a Cal Pro Material Adverse Effect;

             (j) entered into any collective bargaining agreement with any person or group;

             (k) entered into, adopted or amended any employee benefit plan; or

             (l) entered into any agreement to do any of the foregoing.

         4.10 NO MATERIAL UNDISCLOSED LIABILITIES. There are no liabilities or obligations of Cal Pro and its consolidated subsidiaries of any nature, whether absolute, accrued, contingent, or otherwise, other than:

             (a) liabilities and obligations that are reflected, accrued or reserved against on the Cal Pro Balance Sheet or referred to in the footnotes to the Cal Pro Balance Sheet, or incurred in the ordinary course of business and consistent with past practices since December 31, 1997; or

             (b) liabilities and obligations which in the aggregate would not result in a Cal Pro Material Adverse Effect.

         4.11 TAX RETURNS; TAXES. Each of Cal Pro and the Cal Pro Subsidiaries have duly filed all U.S. federal and material state, county, local and foreign tax returns and reports required to be filed by it and all such returns and reports are correct in all material respects; have either paid in full all taxes that have become due and any interest and penalties with respect thereto or have fully accrued on its books or have established adequate reserves for all taxes payable but not yet due; and have made cash deposits with appropriate governmental authorities representing required estimated payments of taxes. No extension or waiver of any statute of limitations or time within which to file any return has been granted to or requested by Cal Pro or the Cal Pro Subsidiaries with respect to any tax. No unsatisfied deficiency, delinquency or default for any tax, assessment or governmental charge has been claimed, proposed or assessed against Cal Pro or the Cal Pro Subsidiaries, nor has Cal
Pro or the Cal Pro Subsidiaries received notice of any such deficiency, delinquency or default. Cal Pro and the Cal Pro Subsidiaries have no material tax liabilities other than those reflected on the Cal Pro Balance Sheet and those arising in the ordinary course of business since the date thereof. Cal Pro will make available to ImaginOn true, complete and correct copies of Cal Pro's consolidated tax returns. There is no dispute or claim concerning any material tax liability of Cal Pro or any of its subsidiaries either: (a) raised by any taxing authority in writing; (b) as to which Cal Pro or any of its subsidiaries

30698_8
has received notice concerning a potential audit of any return filed by Cal Pro; and (c) there is no outstanding audit or pending audit of any tax return filed by Cal Pro, except as set forth on Schedule 4.11.

         4.12 MATERIAL CONTRACTS. Cal Pro has furnished or made available to ImaginOn accurate and complete copies of the Cal Pro Material Contracts (as defined herein) applicable to Cal Pro or any of the Cal Pro Subsidiaries. Except as set forth on Schedule 4.12, there is not under any of the Cal Pro Material Contracts any existing breach, default or event of default by Cal Pro or any of the Cal Pro Subsidiaries nor event that with notice or lapse of time or both would constitute a breach, default or event of default by Cal Pro or any of the Cal Pro Subsidiaries other than breaches, defaults or events of default which would not have a Cal Pro Material Adverse Effect nor does Cal Pro know of, and Cal Pro has not received notice of, or made a claim with respect to, any breach or default by any other party thereto which would, severally or in the aggregate, have a Cal Pro Material Adverse Effect. As used herein, the term "Cal Pro Material Contracts" shall mean all contracts and agreements filed, or required to be filed, as exhibits to Cal Pro's Annual Report on Form 10-K for the year ended December 31, 1996 and any contracts and agreements entered into since December 31, 1996 which would be required to be filed or incorporated by reference therein as an exhibit to Cal Pro's Annual Report on Form 10-K for the year ending December 31, 1997.

         4.13 LITIGATION AND GOVERNMENT CLAIMS. Except as disclosed in the Cal Pro SEC Reports, there is no pending suit, claim, action or litigation, or administrative, arbitration or other proceeding or governmental investigation or inquiry against Cal Pro or the Cal Pro Subsidiaries to which their businesses or assets are subject which would, severally or in the aggregate, reasonably be expected to result in a Cal Pro Material Adverse Effect nor have any such proceedings been threatened or contemplated. Neither Cal Pro nor any Cal Pro Subsidiary is subject to any judgment, decree, injunction, rule or order of any court, or, to the knowledge of Cal Pro, any governmental restriction applicable to Cal Pro or any Cal Pro Subsidiary which is reasonably likely to have a Cal Pro Material Adverse Effect.

         4.14 COMPLIANCE WITH LAWS. Cal Pro and the Cal Pro Subsidiaries each own or hold under lease the properties or assets they own or hold under lease and perform all of their obligations under the agreements to which they are a party, except for instances which would not have a Cal Pro Material Adverse Effect. Cal Pro and the Cal Pro Subsidiaries have been and are, to the knowledge of Cal Pro, in compliance with all applicable laws (including those referenced in the Cal Pro SEC Reports), regulations and administrative orders of any country, state or municipality or any subdivision of any thereof to which their respective business and their employment of labor or their use or occupancy of properties or any part hereof are subject, the violation of which would have a Cal Pro Material Adverse Effect.

         4.15 EMPLOYMENT AGREEMENTS; LABOR RELATIONS. Each of Cal Pro and the Cal Pro Subsidiaries is in compliance in all material respects with all laws (including Federal and state laws) respecting employment and employment

30698_8
practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. There is no unlawful employment practice discrimination charge pending before the EEOC or EEOC recognized state "referral agency." There is no unfair labor practice charge or complaint against Cal Pro or any of the Cal Pro Subsidiaries pending before the National Labor Review Board. There is no collective bargaining agreement that is binding on Cal Pro or any of the Cal Pro Subsidiaries.

         4.16 CAL PRO EMPLOYEE BENEFIT PLANS. Cal Pro has no employee benefit plans subject to ERISA.

         4.17 INTELLECTUAL PROPERTY. Cal Pro and the Cal Pro Subsidiaries own or have valid, binding and enforceable rights to use all material patents, trademarks, trade names, service marks, service names, copyrights, applications therefor and licenses or other rights in respect thereof ("Cal Pro Intellectual Property") used or held for use in connection with the business of Cal Pro or the Cal Pro Subsidiaries, without any known conflict with the rights of others, except for such conflicts as do not have a Cal Pro Material Adverse Effect. Neither Cal Pro nor any of the Cal Pro Subsidiaries has received any notice from any other person pertaining to or challenging the right of Cal Pro or any of the Cal Pro Subsidiaries to use any Cal Pro Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used or licensed to Cal Pro or the Cal Pro Subsidiaries, except with respect to rights the loss of which, individually or in the aggregate, would not have a Cal Pro Material Adverse Effect.

         4.18 PROPERTIES AND RELATED MATTERS. Neither Cal Pro nor the Merger Subsidiary owns any real property.

         4.19 NASDAQ FEES. Except as set forth on Schedule 4.19, Cal Pro has paid all fees due and owing to Nasdaq with respect to Cal Pro Common Stock on the NSM and Cal Pro will pay all such fees arising out of the issuance of any shares of Cal Pro Common Stock in connection with the transactions contemplated hereby.


                                    ARTICLE 5

                        Certain Covenants and Agreements

         5.1 CONDUCT OF BUSINESS BY IMAGINON. From the date hereof to the Effective Date, ImaginOn will, except as required in connection with the Merger and the other transactions contemplated by this Agreement and except as otherwise disclosed in the ImaginOn Information or consented to in writing by Cal Pro:

30698_8

             (a) not engage in any new line of business or enter into any Material Contract, transaction or activity or make any material commitment except those in the ordinary and regular course of business and not otherwise prohibited under this Section 5.1;

             (b) neither change nor amend its Articles of Incorporation or Bylaws;

             (c) not issue or sell shares of capital stock of ImaginOn (other than upon the exercise of ImaginOn Options) or issue, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any of the capital stock of ImaginOn or rights or obligations convertible into or exchangeable for any shares of the capital stock of ImaginOn, not alter the terms of any outstanding ImaginOn Options and not make any changes (by split-up, combination, reorganization or otherwise) in the capital structure of ImaginOn;

             (d) not declare, pay or set aside for payment any dividend or other distribution in respect of the capital stock or other equity securities of ImaginOn and not redeem, purchase or otherwise acquire any shares of the capital stock or other securities of ImaginOn or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities of ImaginOn or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

             (e) not acquire or enter into any agreement to acquire, by merger, consolidation or purchase of stock or assets, any business or entity;

             (f) use its reasonable efforts to preserve intact the corporate existence, goodwill and business organization of ImaginOn;

             (g) perform all of its obligations under all Material Contracts (except those being contested in good faith) and not enter into, assume or amend any contract or commitment that would be a Material Contract other than contracts to provide services entered into in the ordinary course of business; and

             (h) except in instances which would not have an ImaginOn Material Adverse Effect, prepare and file all federal, state, local and foreign returns for taxes and other tax reports, filings and amendments thereto required to be filed by it, and allow Cal Pro, at its request, to review all such returns, reports, filings and amendments at ImaginOn's offices prior to the filing thereof, which review shall not interfere with the timely filing of such returns.

         In connection with the continued operation of the business of ImaginOn between the date of this Agreement and the Effective Date, ImaginOn shall confer in good faith and on a regular and frequent basis with one or more representatives of Cal Pro designated in writing to report operational matters of materiality and the general status of ongoing operations. ImaginOn

30698_8
acknowledges that Cal Pro does not and will not waive any rights it may have under this Agreement as a result of such consultations nor shall Cal Pro be responsible for any decisions made by ImaginOn's officers and directors with respect to matters which are the subject of such consultation.

         5.2 CONDUCT OF BUSINESS BY CAL PRO. From the date hereof to the Effective Date, Cal Pro will, and will cause the Merger Subsidiary and each of the Cal Pro Subsidiaries to, except as required in connection with the Merger and the other transactions contemplated by this Agreement and except as otherwise disclosed in the Cal Pro Information hereto or consented to in writing by ImaginOn:

             (a) not engage in any new line of business or enter into any agreement, transaction or activity or make any commitment;

             (b) neither change nor amend its Certificate of Incorporation or Bylaws;

             (c) not make any changes (by split-up, combination, reorganization or otherwise) in the capital structure of Cal Pro, the Merger Subsidiary or any of the Cal Pro Subsidiaries; provided, however, Cal Pro may sell all or a portion of the shares it owns in USA Skate Corp. for which it is currently negotiating the sale;

             (d) except as set forth on Schedule 5.2(d), not issue or sell shares of capital stock of Cal Pro (other than upon the exercise of Cal Pro Options) or issue, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any of the capital stock of Cal Pro or rights or obligations convertible into or exchangeable for any shares of the capital stock of ImaginOn and not alter the terms of any outstanding Cal Pro Options or the Cal Pro Option Plans;

             (e) not declare, pay or set aside for payment any dividend or other distribution in respect of the capital stock or other equity securities of Cal Pro and not redeem, purchase or otherwise acquire any shares of the capital stock or other securities of Cal Pro or any of the Cal Pro Subsidiaries, or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities of Cal Pro, the Merger Subsidiary or any of the Cal Pro Subsidiaries or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

             (f) not acquire or enter into any agreement to acquire, by merger, consolidation or purchase of stock or assets, any business or entity; and

             (g) use its reasonable efforts to preserve intact the corporate existence of Cal Pro and the Cal Pro Subsidiaries.

30698_8

             (h) not make or incur (other than in the ordinary course of business) any capital expenditures;

             (i) perform all of its obligations under all Material Contracts (except those being contested in good faith) and not enter into, assume or amend any contract or commitment that would be a Material Contract; and

             (j) prepare and file all federal, state, local and foreign returns for taxes and other tax reports, filings and amendments thereto required to be filed by it, and allow ImaginOn, at its request, to review all such returns, reports, filings and amendments at Cal Pro's office prior to the filing thereof, which review shall not interfere with the timely filing of such returns.

         In connection with the wind-down of the business of Cal Pro between the date of this Agreement and the Effective Date, Cal Pro shall confer in good faith and on a regular and frequent basis with one or more representatives of ImaginOn designated in writing to report operational matters of materiality and the general status of ongoing operations. Cal Pro acknowledges that ImaginOn does not and will not waive any rights it may have under this Agreement as a result of such consultations nor shall ImaginOn be responsible for any decisions made by Cal Pro's officers and directors with respect to matters which are the subject of such consultation.

         5.3 NOTICE OF ANY MATERIAL CHANGE. Each of ImaginOn and Cal Pro shall, promptly after the first notice or occurrence thereof but not later than the Closing Date, advise the other in writing of any event or the existence of any state of facts that (i) would make any of its representations and warranties in this Agreement untrue in any material respect, or (ii) would otherwise constitute either an ImaginOn Material Adverse Effect or a Cal Pro Material Adverse Effect.

         5.4 INSPECTION AND ACCESS TO INFORMATION.

             (a) Between the date of this Agreement and the Effective Date, ImaginOn will provide to the Merger Subsidiary and Cal Pro and their accountants, counsel and other authorized representatives reasonable access, during normal business hours to its premises, and will cause its officers to furnish to Cal Pro and the Merger Subsidiary and their authorized representatives such financial, technical and operating data and other information pertaining to its business, as the Merger Subsidiary and Cal Pro shall from time to time reasonably request.

             (b) Between the date of this Agreement and the Effective  Date, Cal
         Pro will, and will cause each of the Cal Pro Subsidiaries to, provide to ImaginOn and its accountants, counsel and other authorized representatives reasonable access, during normal business hours to its

30698_8
         premises, and will cause its officers to furnish to ImaginOn and its authorized representatives such financial, technical and operating data and other information pertaining to its business, as ImaginOn shall from time to time reasonably request.

             (c) Each of the parties hereto and their respective representatives shall maintain the confidentiality of all information (other than information which is generally available to the public) concerning the other parties hereto acquired pursuant to the transactions contemplated hereby in the event that the Merger is not consummated. Each of the parties hereto and their representatives shall not use such information so obtained to the detriment or competitive disadvantage of the other party hereto. All files, records, documents, information, data and similar items relating to the confidential information of ImaginOn, whether prepared by Cal Pro or otherwise coming into Cal Pro's possession, shall remain the exclusive property of ImaginOn and shall be promptly delivered to ImaginOn upon termination of this Agreement. All files, records, documents, information, data and similar items relating to the confidential information of Cal Pro, whether prepared by ImaginOn or otherwise coming into ImaginOn's possession, shall remain the exclusive property of Cal Pro and shall be promptly delivered to Cal Pro upon termination of this Agreement.

         5.5 CAL PRO EXCHANGE ACT REPORTS. ImaginOn acknowledges that Cal Pro will be required to report its acquisition of ImaginOn promptly following the Effective Date. ImaginOn agrees to provide as promptly as practicable to Cal Pro such information concerning its business and financial statements and affairs as, in the reasonable judgment of Cal Pro, may be required or appropriate for inclusion in the required report, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with Cal Pro's counsel and auditors in the preparation of such report.

         5.6 REASONABLE EFFORTS; FURTHER ASSURANCES; COOPERATION. Subject to the other provisions of this Agreement, the parties hereby shall each use their reasonable efforts to perform their obligations herein and to take, or cause to be taken or do, or cause to be done, all things reasonably necessary, proper or advisable under applicable law to obtain all regulatory approvals and satisfy all conditions to the obligations of the parties under this Agreement and to cause the Merger and the other transactions contemplated herein to be carried out promptly in accordance with the terms hereof. The parties agree to use their reasonable best efforts to consummate the transactions contemplated hereby as promptly as possible. The parties shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of their respective obligations under this Agreement, including without limitation:

             (a) In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person is commenced which questions the validity or legality of the Merger or any of the other transactions contemplated hereby or seeks damages in connection

30698_8
         therewith, the parties agree to cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use all reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement.

             (b) Each party shall give prompt written notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of ImaginOn or Cal Pro, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Date or that will or may result in the failure to satisfy the conditions specified in Article 6 or 7 and (ii) any failure of ImaginOn or Cal Pro, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         5.7 PUBLIC ANNOUNCEMENTS. The timing and content of all announcements regarding any aspect of this Agreement or the Merger to the financial community, government agencies, employees or the general public shall be mutually agreed upon in advance (unless Cal Pro or ImaginOn is advised by counsel that any such announcement or other disclosure not mutually agreed upon in advance is required to be made by law or applicable NSM rule and then only after making a reasonable attempt to comply with the provisions of this Section).

         5.8 NO SOLICITATIONS. (a) From the date hereof until the Effective Date or until this Agreement is terminated or abandoned as provided in this Agreement, ImaginOn shall not directly or indirectly (i) solicit or initiate discussion with or (ii) enter into negotiations or agreements with, or furnish any information to, any corporation, partnership, person or other entity or group (other than Cal Pro, an affiliate of Cal Pro or their authorized representatives pursuant to this Agreement) concerning any proposal for a merger, sale of substantial assets, sale of shares of stock or securities or other takeover or business combination transaction (the "Acquisition Proposal") involving ImaginOn, and ImaginOn will instruct its officers, directors, advisors and its financial and legal representatives and consultants not to take any action contrary to the foregoing provisions of this sentence; provided, however, that ImaginOn, its officers, directors, advisors and its financial and legal representatives and consultants will not be prohibited from taking any action described in (ii) above to the extent such action is taken by, or upon the authority of, the Board of Directors of ImaginOn in the exercise of good faith judgment as to its fiduciary duties to the shareholders of ImaginOn, which judgment is based upon the advice of independent, outside legal counsel that a failure of the Board of Directors of ImaginOn to take such action would be likely to constitute a breach of its fiduciary duties to such shareholders. ImaginOn will notify Cal Pro promptly if ImaginOn becomes aware that any inquiries or proposals are received by, any information is requested from or any negotiations or discussions are sought to be initiated with, ImaginOn with respect to an Acquisition Proposal, and ImaginOn shall promptly deliver to Cal Pro any written inquiries or proposals received by ImaginOn relating to an Acquisition Proposal.

30698_8

         5.9 NO SOLICITATIONS. (a) From the date hereof until the Effective Date or until this Agreement is terminated or abandoned as provided in this Agreement, Cal Pro shall not directly or indirectly (i) solicit or initiate discussion with or (ii) enter into negotiations or agreements with, or furnish any information to, any corporation, partnership, person or other entity or group (other than ImaginOn, an affiliate of ImaginOn or its authorized representatives pursuant to this Agreement) concerning any proposal for a merger, sale of substantial assets, sale of shares of stock or securities or other takeover or business combination transaction (the "Acquisition Proposal") involving Cal Pro, and Cal Pro will instruct its officers, directors, advisors and its financial and legal representatives and consultants not to take any action contrary to the foregoing provisions of this sentence; provided, however, that Cal Pro, its officers, directors, advisors and its financial and legal representatives and consultants will not be prohibited from taking any action described in (ii) above to the extent such action is taken by, or upon the authority of, the Board of Directors of Cal Pro in the exercise of good faith judgment as to its fiduciary duties to the shareholders of Cal Pro, which judgment is based upon the advice of independent, outside legal counsel that a failure of the Board of Directors of Cal Pro to take such action would be likely to constitute a breach of its fiduciary duties to such shareholders. Cal Pro will notify ImaginOn promptly if Cal Pro becomes aware that any inquiries or proposals are received by, any information is requested from or any negotiations or discussions are sought to be initiated with, Cal Pro with respect to an Acquisition Proposal, and Cal Pro shall promptly deliver to ImaginOn any written inquiries or proposals received by Cal Pro relating to an Acquisition Proposal.

         5.10 CAL PRO BOARD OF DIRECTORS. Not later than the Effective Date, Cal Pro's current directors shall have resigned and have elected David M. Schwartz and his nominees as directors of Cal Pro.

         5.11 PROXY STATEMENT. As soon as possible after the date hereof, Cal Pro shall prepare and file with the SEC and mail to its stockholders, as soon as permitted, proxy materials requesting that the Cal Pro stockholders approve (i) the Merger; (ii) a recapitalization or other amendment to its charter documents that will result in there being sufficient shares of Cal Pro Common Stock available for the Merger Consideration and for other corporate purposes; (iii) a reverse stock split; (iv) a change of the name of Cal Pro to ImaginOn, Inc.; and
(v) election of a new board of directors.

         5.12 EXERCISE OF PUBLIC WARRANTS. If, within 12 months after the Effective Date Cal Pro shall not have received at least $2 million from the exercise of its publicly traded warrants (the "Warrants") and/or alternative financing, then the persons who were stockholders of ImaginOn immediately prior to the Effective Date ("ImaginOn Stockholders") shall be entitled to receive additional shares of Cal Pro Common Stock, or Cal Pro Common Stock if Cal Pro shall not yet have complied with the provisions of Section 5.11 hereof, so that the ImaginOn Stockholders shall have received 80% of the outstanding voting shares of Cal Pro capital stock as of the Effective Date.

30698_8

         5.13 SUBSCRIPTION AGREEMENTS. All of the ImaginOn shareholders who are to receive shares of Cal Pro Common Stock in the Merger shall have executed the Subscription Agreement attached as Exhibit 5.13.


                                    ARTICLE 6

                 Conditions Precedent to Obligations of ImaginOn

         Except as may be waived by ImaginOn, the obligations of ImaginOn to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions:

         6.1 COMPLIANCE. Cal Pro shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants and conditions of this Agreement to be complied with or performed by Cal Pro on or before the Closing Date.

         6.2 REPRESENTATIONS AND WARRANTIES. ALl of the representations and warranties made by Cal Pro in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

         6.3 MATERIAL ADVERSE CHANGES. Subsequent to December 31, 1997, there shall have occurred no Cal Pro Material Adverse Effect other than any such change that affects both Cal Pro and ImaginOn in a substantially similar manner.

         6.4 RESOLUTIONS. Cal Pro shall have delivered to ImaginOn a copy of resolutions duly adopted by the board of directors, authorizing and approving the execution and delivery by Cal Pro of this Agreement, and the completion by Cal Pro of the Merger.

         6.5 CERTIFICATES. ImaginOn shall have received a certificate or certificates, executed on behalf of Cal Pro by an executive officer of Cal Pro, to the effect that the conditions contained in Sections 6.1, 6.2, 6.3 and 6.4 hereof have been satisfied.

         6.6 PREPARATION AND DELIVERY OF SCHEDULES. Cal Pro shall have delivered all Cal Pro Schedules referred to in this Agreement and ImaginOn shall have accepted them, which acceptance shall not be unreasonably withheld.

         6.7 RESERVATION OF SHARES FOR OPTIONS. Cal Pro shall have reserved 200,000 shares of Common Stock for issuance after the Effective Date (a) upon exercise of options or (b) granting of stock bonuses.

30698_8

         6.8 CAL PRO'S BUSINESS. Cal Pro shall have no ongoing business operations, other than sales of existing inventory, and shall have no full time employees.

         6.9 APPROVAL OF STOCKHOLDERS. The stockholders of Cal Pro shall have approved the matters set forth in Section 5.11 and elected a new board of directors.

         6.10 QUOTATION OF COMMON STOCK. Quotations of Cal Pro Common Stock shall be available through a system maintained by the National Association of Securities Dealers or as otherwise available to registered broker-dealers.

         6.11 OUTSTANDING PUBLIC WARRANTS. Cal Pro shall have reduced the exercise price of the Warrants from $6.00 to $1.50 per share or such other price as to which Cal Pro and ImaginOn shall have agreed.

         6.12 SATISFACTION OF DEBTS AND LIABILITIES. Cal Pro shall have satisfied all of its debts and outstanding liabilities, except as the parties may reasonably agree.


                                    ARTICLE 7

                 Conditions Precedent to obligations of Cal Pro
                            and the Merger Subsidiary

         Except as may be waived by Cal Pro and the Merger Subsidiary, the obligations of Cal Pro and the Merger Subsidiary to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

         7.1 COMPLIANCE. ImaginOn shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants, and conditions of this Agreement to be complied with or performed by it on or before the Closing Date.

         7.2 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by ImaginOn in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

         7.3 MATERIAL ADVERSE CHANGE. Since December 31, 1997, except as set forth in this Agreement or on the schedules hereto, there shall have occurred no ImaginOn Material Adverse Effect other than any such change that affects both Cal Pro and ImaginOn in a substantially similar manner.

30698_8

         7.4 RESOLUTIONS. ImaginOn shall have delivered to Cal Pro a copy of resolutions duly adopted by the board of directors, authorizing and approving the execution and delivery by ImaginOn of this Agreement, and the completion by ImaginOn of the Merger.

         7.5 CERTIFICATES. Cal Pro shall have received a certificate or certificates, executed on behalf of ImaginOn by an executive officer of ImaginOn, to the effect that the conditions in Sections 7.1, 7.2, 7.3 and 7.4 hereof have been satisfied.

         7.6  PREPARATION  AND  DELIVERY  OF  SCHEDULES.   ImaginOn  shall  have
delivered all ImaginOn Schedules referred to in this Agreement and Cal Pro shall have accepted them, which acceptance shall not be unreasonably withheld.

         7.7 OPINION OF COUNSEL. Cal Pro shall have received the opinion of Pennie & Edmonds LLP, special counsel to ImaginOn, reasonably acceptable to Cal Pro, including, but not limited to the following:

             (a) ImaginOn is the exclusive owner of, and has sole, full and clear title to, the ImaginOn Patents set forth on Schedule 7.7(a) issued by the United States Patent and Trademark Office, and is the owner of the patent applications set forth on Schedule 7.7(a), free and clear of any encumbrances, liens or adverse claims of any kind, and all of the registrations of said Patents are valid and subsisting in the records of the United States Patent and Trademark Office.

             (b) ImaginOn is the exclusive owner of, and has sole, full and clear title to, the registrations for the Trademarks (described in Schedule 7.7(b)) currently registered in the United States Patent and Trademark Office, free and clear of any encumbrances, liens or adverse claims of any kind, and all of the registrations of said Trademarks are valid and subsisting in the records of the United States Patent and Trademark Office.

             (c) To the best of such counsel's knowledge, ImaginOn's present use of the Patents and Trademarks does not infringe on any rights of third parties, and there are no third parties infringing on or otherwise interfering with the use of the Patents and Trademarks. Such counsel is not aware of any adverse claims with respect to any of the Patents or Trademarks.

             (d) The status of the license agreement between ImaginOn and JTS/Atari Corp.

             (e) Upon the Merger of Merger Subsidiary into ImaginOn, ImaginOn, without more, will continue to be the exclusive owner of and have the sole full and clear title to the Patents and the Trademarks and the good will associated therewith, free and clear of any encumbrances, liens or adverse claims of any kind.

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

         7.8 OPINION OF INVESTMENT BANKER. Cal Pro shall have received an opinion from an investment banking firm that the transaction is fair to the Cal Pro shareholders from a financial point of view.

         7.9 APPROVAL OF STOCKHOLDERS. The stockholders of Cal Pro shall have approved the matters set forth in Section 5.11 and elected a new board of directors.

         7.10 CONSENTS; LITIGATION. Other than the filing of the Certificate of Merger as described in Article 1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods imposed by, any governmental entity, and all required third-party consents, the failure to obtain which would have an ImaginOn Material Adverse Effect or a Cal Pro Material Effect, shall have been obtained. In addition, no preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the Merger and the transactions contemplated by this Agreement and which is in effect at the Effective Date.

         7.11 APPRAISAL RIGHTS. All of the ImaginOn shareholders shall have voted for the Merger and none shall have asserted dissenter or appraisal rights.


                                    ARTICLE 8

               Indemnification; Directors' and Officers' Insurance

         8.1 INDEMNIFICATION. In the event of any threatened or actual claim, action, suit, proceeding or investigation (including any claims regarding securities law matters), whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any of the present or former officers or directors (the "Managers") of ImaginOn is, or is threatened to be, made a party by reason of the fact that he or she is or was a stockholder, director, officer, employee or agent of ImaginOn, or is or was serving at the request of ImaginOn as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether before or after the Effective Date, ImaginOn shall indemnify and hold harmless, and from and after the Effective Date each of the Surviving Corporation and Cal Pro shall indemnify and hold harmless, as and to the full extent permitted by applicable law (including by advancing expenses promptly as statements therefor are received), each such Manager against any losses, claims, damages, liabilities, costs, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any such claim, action, suit, proceeding or investigation, and in the event of any such claim, action, suit proceeding or investigation (whether arising before or after the Effective Date), (i) if ImaginOn (prior to the Effective Date) or Cal Pro or the Surviving Corporation (after the Effective Date) have not promptly assumed the defense of such matter, the Managers may retain counsel satisfactory to them, and ImaginOn, or the Surviving Corporation and Cal Pro after the

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                                      -30-

Effective Date, shall pay all fees and expenses of such counsel for the Managers promptly, as statements therefor are received, and (ii) ImaginOn, or the Surviving Corporation and Cal Pro after the Effective Date, will use their respective best efforts to assist in the vigorous defense of any such matter; provided that neither ImaginOn nor the Surviving Corporation or Cal Pro shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further that the Surviving Corporation and Cal Pro shall have no obligation under the foregoing provisions of this Section 8.1 to any Manager if (x) the indemnification of such Manager in the manner contemplated hereby is prohibited by applicable law, and
(y) ImaginOn has breached a representation or warranty hereunder with respect to the same matters for which indemnification is being sought by such Manager and such Manager fails to prove that such Manager had no actual knowledge of such breach at the Effective Date. Upon the determination that the Surviving Corporation or Cal Pro is not liable for any such indemnification claims, the Manager will reimburse Cal Pro and the Surviving Corporation for any fees, expenses  and  costs  incurred  by  Cal  Pro  or the  Surviving  Corporation  in connection with the defense of such claims. Any Manager wishing to claim indemnification under this Section 8.1, upon learning of any such claim, action, suit, proceeding or investigation, shall notify ImaginOn and, after the Effective Date, the Surviving Corporation and Cal Pro, thereof (provided that the failure to give such notice shall not affect any obligations hereunder, except to the extent that the indemnifying party is actually and materially prejudiced thereby). Cal Pro and ImaginOn agree that all rights to indemnification existing in favor of the Managers as provided in ImaginOn's Certificate of Incorporation or Bylaws as in effect as of the date hereof, and in any agreement between ImaginOn and any Manager with respect to matters occurring prior to the Effective Date, shall survive the Merger. Cal Pro further covenants not to amend or repeal any provisions of the Certificate of Incorporation or Bylaws of ImaginOn in any manner which would adversely affect the indemnification or exculpatory provisions contained therein. The provisions of this Section 8.1 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives.


                                    ARTICLE 9

                                  Miscellaneous

         9.1 TERMINATION. In addition to the provisions regarding termination set forth elsewhere herein, this Agreement and the transactions contemplated hereby may be terminated at any time on or before the Closing Date:

             (a) by mutual consent of ImaginOn and Cal Pro;

             (b) by either Cal Pro or ImaginOn if the transactions contemplated by this Agreement have not been consummated by August 31, 1998, unless such failure of consummation is due to the failure of the terminating

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                                      -31-
         party to perform or observe the covenants, agreements, and conditions hereof to be performed or observed by it at or before the Closing Date;

             (c) by either ImaginOn or Cal Pro if the transactions contemplated hereby violate any nonappealable final order, decree, or judgment of any court or governmental body or agency having competent jurisdiction;

             (d) by Cal Pro if the ImaginOn Board of Directors withdraws or materially modifies or changes its recommendation to the stockholders of ImaginOn to approve this Agreement and the Merger if there exists at such time an Acquisition Proposal;.

             (e) by Cal Pro if the Cal Pro Board of Directors reasonably determines that the ImaginOn Schedules are not acceptable to Cal Pro; or

             (f) by ImaginOn if the ImaginOn Board of Directors reasonably determines that the Cal Pro Schedules are not acceptable to ImaginOn.

         9.2 EXPENSES. If the transactions contemplated by this Agreement are not consummated, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         9.3 ENTIRE AGREEMENT. This Agreement and the exhibits hereto contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to such transactions. Section and other headings are for reference purposes only and shall not affect the interpretation or construction of this Agreement. The parties hereto have not made any representation or warranty except as expressly set forth in this Agreement or in any certificate or schedule delivered pursuant hereto. The obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this section.

         9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of each party contained herein or in any exhibit, certificate, document or instrument delivered pursuant to this Agreement shall not survive the Closing.

         9.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

         9.6 NOTICES. All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be sent by facsimile transmission, next-day courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, addressed as follows:

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                                      -32-

         (a) If to ImaginOn:

             864 Laurel Street,  2nd Floor
             San Carlos,  CA 94070
             ATTN:  David M. Schwartz, President

         (b) If to Cal Pro or the Merger Subsidiary:

             Barry S. Hollander, Chief Financial Officer
             California Pro Sports, Inc.
             1221-B South Batesville Road
             Greer, South Carolina  29650

         with a copy (which shall not constitute notice) to:

             Friedlob Sanderson Raskin Paulson & Tourtillott, LLC
             1400 Glenarm Pl., Suite 300
             Denver, Colorado  80202
             ATTN:  Gerald Raskin

         Each party may designate by notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent. Each notice, demand, request, or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         9.7 SUCCESSORS; ASSIGNMENTS. This Agreement and the rights, interests, and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other.

         9.8 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

         9.9 WAIVER AND OTHER ACTION. This Agreement may be amended, modified, or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification or supplement is sought.

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                                      -33-

         9.10 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance; and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         9.11 NO THIRD PARTY BENEFICIARIES. Article 8 is intended for the benefit of each "Manager" (as defined in Article 8) and may be enforced by such persons, their heirs and representatives. Other than as expressly set forth in this Section 9.11, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation other than the parties hereto and their stockholders, any rights, remedies, obligations or liabilities under or by reason of this Agreement or result in such person, firm or corporation being deemed a third party beneficiary of this Agreement.

         9.12 MUTUAL CONTRIBUTION. The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted or the provision contains a covenant of such party.

         9.13 ARBITRATION. Any controversy or dispute among the parties arising in connection with this Agreement shall be submitted to a panel of three arbitrators and finally settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. Each of the disputing parties shall appoint one arbitrator, and these two arbitrators shall independently select a third arbitrator. Arbitration shall take place in Los Angeles, California. The prevailing party in such arbitration shall be entitled to the award of all costs and attorneys' fees in connection with such action. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be.

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                                      -34-

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


ImaginOn, Inc.

         /s/ David M. Schwartz
By:__________________________________
         David M. Schwartz, President

California Pro Sports, Inc.

         /s/ Henry Fong
By:__________________________________
         Henry Fong, Chairman


         /s/ Barry S. Hollander
By:__________________________________
         Barry S. Hollander, President

ImaginOn Acquisition Corp.

         /s/ Barry S. Hollander
By:__________________________________
         Barry S. Hollander, President

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                                      -35-